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                         Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Incentive Plan of Knoll, Inc. of our report dated January 30, 1998, with respect to the consolidated financial statements and schedule of Knoll, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 26, 1998